Exhibit 10.18

AMENDED AND RESTATED 2006 OPTION PLAN

OF

CARIBE MEDIA, INC.

(As amended June 20, 2008)

This Amended and Restated 2006 Option Plan of Caribe Media, Inc. (the “Plan”) shall replace and supercede the 2006 Option Plan of Caribe Media, Inc., adopted as of June 23, 2006 (the “Prior Plan”), in its entirety as of the date hereof with respect to all outstanding awards issued under the Prior Plan.

Caribe Media, Inc., a Puerto Rico corporation (the “Company”) and a wholly-owned direct subsidiary of CII Acquisition Holding Inc., a Puerto Rico corporation (“CII Acquisition”), and a wholly-owned indirect subsidiary of Local Insight Media Holdings, L.P. (“New LIM”), has adopted this Plan as of June 20, 2008, for the benefit of its eligible Employees, Consultants and Independent Directors (as such terms are defined below). The purpose of this Plan is to provide such Employees, Consultants and Independent Directors with an opportunity to participate in the Company’s future by offering them an Option (as defined below) to purchase interests in New LIM so as to enhance the Company’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and New LIM.

Pursuant to this Plan, Optionees (as defined below) may be granted an Option to purchase Units (as defined below). The Units so acquired shall be governed by, and will be subject to, the transfer and other restrictions contained in (a) this Plan, (b) an Option Agreement (as defined below) to be executed by and between the Company and each such Optionee (including exhibits thereto), and (c) the Limited Partnership Agreement (as defined below).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. Any other capitalized terms used in this Plan but not otherwise defined herein shall have their respective meaning set forth in the Limited Partnership Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

1.1. “Board” shall mean the Board of Directors of the Company.

1.2. “C-Corporation” shall mean a corporation subject to taxation under Chapter C of the Code.

1.3. “CII Acquisition” shall have the meaning set forth in the Recitals.

1.4. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5. “Committee” shall have the meaning set forth in Section 6.1.

1.6. “Company” shall have the meaning set forth in the Recitals.

1.7. “Company Sale” shall mean, with respect to the relevant Person, the consummation of any transaction or series of transactions pursuant to which one or more Persons or entities or group of Persons or entities acquires: (a) equity interests possessing the voting power sufficient to elect a majority of the members of the board of directors or similar governing body of such Person or its successor(s) (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of such Person or otherwise) or (b) all or substantially all of the assets of such Person and its subsidiaries.

1.8. “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or to any Parent or Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s or New LIM’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary to render such services.

1.9. “Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

1.10. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Parent or Subsidiary. An Optionee shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Parent, any Subsidiary or any successor. Notwithstanding the foregoing, the term Employee shall not include any individual whose services with the Company are performed pursuant to a contract that purports to treat such individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company, rather than an independent contractor.

1.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.12. “Fair Market Value” of a Unit as of a given date shall mean the fair market value of such Unit as determined in good faith by the Committee.

1.13. “Independent Director” shall mean a member of the Board who is not an Employee.

1.14. “Limited Partnership Agreement” shall mean the Limited Partnership Agreement of New LIM, dated as of June 19, 2008, as amended from time to time.

1.15. “New LIM” shall have the meaning set forth in the Recitals.

1.16. “Option” shall mean an option granted under this Plan to purchase Units. No Option shall be an “incentive stock option” within the meaning of Section 422 of the Code.

1.17. “Option Agreement” shall mean the Option Agreement pursuant to which an Option shall be awarded to an Optionee under this Plan.

1.18. “Optionee” shall mean Scott Pomeroy, Marilyn Neal or Josh Devon.

1.19. “Parent” shall mean any business, whether or not incorporated, which owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of the Company.

1.20. “Partner” shall have the meaning ascribed to such term in the Limited Partnership Agreement.

1.21. “Partnership Interest” shall have the meaning ascribed to such term in the Limited Partnership Agreement.

1.22. “Person” shall mean and include an individual, a corporation, a partnership, a limited liability company; a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof, or any entity similar to any of the foregoing.

1.23. “Plan” shall have the meaning set forth in the Recitals.

1.24. “Prior Plan” shall have the meaning set forth in the Recitals.

1.25. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.26. “Subsidiary” shall mean any business, whether or not incorporated, more than fifty percent (50%) of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of the Board (or persons performing similar functions) is owned by the Company or by another Subsidiary of the Company.

1.27. “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a Consultant is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy.

1.28. “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a member of the Board for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.29. “Termination of Employment” shall mean the termination for any reason, including death, disability, resignation, retirement or termination with or without good cause, at any time, of an Optionee’s employment with the Company or any Parent or Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, when a Termination of Employment is effective and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without good cause, except to the extent expressly provided otherwise in writing.

1.30. “Units” shall have the meaning set forth in Section 2.1.

ARTICLE II.

UNITS SUBJECT TO PLAN

2.1. Units Subject to Plan. The units subject to Options shall be Partnership Interests (the “Units”). Not more than 5,239,957 Units may be awarded pursuant to Options granted under this Plan. Such 5,239,957 Units represent an aggregate Percentage Interest of 2.643416110% (assuming the exercise of Options to purchase all Units that may be awarded pursuant to Options granted under this Plan). Accordingly, each Unit shall correspond to a 0.000000504% Percentage Interest under the Limited Partnership Agreement. After an Option is exercised, each Unit shall be referred to as a Partnership Interest under the Limited Partnership Agreement with respect to the corresponding Percentage Interest. No Options may be granted under this Plan following the date hereof.

2.2. Unexercised Options. If any Option (or portion thereof) expires or is canceled without having been fully exercised, the Units subject to such Option (or portion thereof), but as to which such Option was not exercised prior to its expiration or cancellation, may not again be optioned hereunder.

ARTICLE III.

TERMS OF OPTIONS

3.1. Option Agreement and Limited Partnership Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan and with the terms of the Limited Partnership Agreement. Upon the exercise of an Option, an Optionee shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Limited Partnership Agreement. At the Company’s request, such Optionee shall execute the Limited Partnership Agreement (or a joinder to the Limited Partnership Agreement). All Units awarded pursuant to Options granted under this Plan shall be subject to the terms of the Limited Partnership Agreement and shall, in the terms of each individual Option Agreement, be subject to such additional restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning transferability and restrictions based on duration of employment with the Company, performance by Employees or Company performance; provided, however, that, by action taken in its absolute discretion after the Option is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Option Agreement.

3.2. Exercisability of Options.

(a) Each Option shall become exercisable according to the terms of the applicable Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b) Except as otherwise provided in the applicable Option Agreement, no portion of an Option which is unexercisable at Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, shall thereafter become exercisable.

3.3. Option Price. The price of each Unit awarded pursuant to an Option shall be set by the Committee; provided, however, that the exercise price of the Unit subject to the Option shall be not less than 100% of the Fair Market Value of such Unit on the date such Option is granted; provided further that this proviso shall not apply to any Option granted in substitution for any outstanding Option.

3.4. Expiration of Options. No Option may be exercised to any extent by anyone after the expiration of ten (10) years from the date the Option was granted or such earlier date as is set forth in any applicable Option Agreement.

3.5. Service-Provider Relationship. Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or serve as a Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause, except to the extent expressly provided otherwise in a written agreement between the Optionee and the Company or any Parent or Subsidiary.

ARTICLE IV.

EXERCISE OF OPTIONS

4.1. Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof); provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code). After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under this Plan or the applicable Option Agreement, be exercised by his or her Eligible Representative.

4.2. Partial Exercise. At any time and from time to time prior to the time when the Option becomes unexercisable under this Plan or the applicable Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Committee may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of Units.

4.3. Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under this Plan or the applicable Option Agreement:

(a) Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of Units with respect to which the Option is being exercised;

(b) A copy of the Limited Partnership Agreement signed by the Optionee or Eligible Representative, as applicable;

(c) Full payment of the exercise price of the Option (or any portion thereof) relating to the Units with respect to which such Option or portion thereof is thereby exercised in cash or by personal, certified, or bank cashier check;

(d) The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements of the U.S., the commonwealth of Puerto Rico or any other applicable jurisdiction arising in connection with the exercise of the Option;

(e) Such representations and documents as the Committee deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, Exchange Act and any other federal or state securities laws or regulations. The Committee may, in its sale discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on any certificates or similar instruments and issuing stop-transfer orders to transfer agents and registrars; and

(f) In the event that the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

ARTICLE V.

RESTRICTIONS ON UNITS

5.1. Rights as Partners. The holder of an Option shall not be, nor have any of the rights or privileges of, a Partner in respect of any Units purchasable upon the exercise of any part of an Option unless and until such holder has exercised his or her Option in accordance with this Plan and the applicable Option Agreement and signed the Limited Partnership Agreement. Upon the award of a Unit pursuant to the exercise of an Option under this Plan, the Optionee shall have, unless otherwise provided by the Committee, all the rights of a Partner with respect to the Partnership Interests represented by such Unit as provided in the Limited Partnership Agreement, subject to the restrictions in his or her Option Agreement and the Limited Partnership Agreement. No Optionee shall, by virtue of holding a Unit, have the right to influence or control the management or operation of New LIM, except as set forth in the Limited Partnership Agreement.

5.2. Transfer Restrictions. A Unit acquired upon exercise of an Option shall be subject to the terms and conditions of the Limited Partnership Agreement governing Partnership Interests, including, without limitation, the restrictions on transfer of Partnership Interests set forth in Article 7 of the Limited Partnership Agreement. In addition, the Committee, in its sole discretion, may impose further restrictions on the transferability of a Unit awarded upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement.

5.3. Repurchase of Interests. In addition to the repurchase rights of New LIM that are applicable to the Partnership Interests represented by the Units awarded under this Plan as set forth in the Limited Partnership Agreement, the Committee may provide in the terms of each individual Option Agreement that the Company shall have the right to purchase from the Optionee the Units awarded to the Optionee hereunder immediately upon a Termination of Employment or Termination of Consultancy, as applicable, at a price and on such terms as set forth in the Option Agreement.

ARTICLE VI.

ADMINISTRATION

6.1. Committee. Prior to any conversion of New LIM to a C-Corporation and the initial registration of the common stock of such C-Corporation under Section 12 of the Exchange Act, the “Committee” shall be the Board or, if one is established, the Compensation Committee of the Board. Following any such conversion of New LIM to a C-Corporation and the initial registration of the common stock of such C-Corporation under Section 12 of the Exchange Act, the “Committee” shall be the full Board unless and until there is appointed a Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) that shall consist solely of two or more Independent Directors appointed by and holding office at the. pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. Notwithstanding the foregoing, with respect to any Options granted to Independent Directors, the term “Committee” as used herein shall mean the full Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board in its sole discretion. Any action required or permitted to be taken by the Committee hereunder or under any Option Agreement may be taken by the Board.

6.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Options and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations and decisions made by the Committee under any provision of this Plan or of any Option granted thereunder shall be final, conclusive and binding on all Persons. Any Options granted under this Plan need not be the same with respect to each Optionee.

6.3. Compensation, Professional Assistance, Good Faith Actions. The members of the Committee shall receive such compensation, if any. for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of this Plan shall be borne by the Company.

The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee. the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee and the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested Persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

7.1. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.1, this Plan may be wholly or partially amended or otherwise modified. suspended or terminated at any time and from time to time by the Board or the Committee. Except as provided by Section 7.2, no amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under such Option theretofore granted or awarded, unless the Option itself otherwise expressly so provides. No Option may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date this Plan is adopted by the Board.

7.2. Changes in Capitalization and Other Transactions.

(a) In the event that the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, additional Partnership Interests, other securities, or other property), any contribution by any Partner to the capital of New LIM, any recapitalization, reclassification, reorganization, change to corporate from, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of New LIM (including, but not limited to, a Company Sale of New LIM), or exchange of New LIM Interests or other securities of New LIM, issuance of warrants or other rights to purchase Partnership Interests or other securities of New LIM, or other similar transaction or event, affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of securities with respect to which Options may be granted under this Plan;

(ii) The number and kind of securities subject to outstanding Options;

(iii) The exercise price with respect to any Option; and

(iv) The financial or other “targets” specified in each Option Agreement for determining the exercisabiIity of Options.

(b) In the event of any Company Sale of the Company, CII Acquisition or New LIM, or other transaction or event described in Section 7.2(a) or any unusual or nonrecurring transactions or events affecting New LIM, any affiliate of New LIM, or the financial statements of New LIM or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its sole discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Option with other rights or property selected by the Committee in its sole discretion (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 7.2(b) the Committee determines in good faith that no amount would have been attained upon the exercise of the Option, then such Option may be terminated by the Company without payment);

(ii) In its sole discretion, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that the Option (or any portion thereof) cannot be exercised after such event;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all of the Units covered thereby or a specified portion of such Units, notwithstanding anything to the contrary in this Plan or the applicable Option Agreement;

(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option (or any portion thereof) be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock or securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities subject to such Option and prices thereof; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of Units (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(c) Unless otherwise determined by the Committee, upon consummation of the conversion of New LIM from a limited partnership to a C-Corporation, subject to the provisions of the applicable agreement setting forth the terms of such conversion, all Options granted under this Plan shall be converted into Options to purchase restricted or unrestricted shares of the resulting corporation’s common stock on terms and conditions which are substantially equivalent to the terms and conditions of the Units that such shares are intended to replace. In addition, the Committee may take such action as is necessary to reflect the conversion of New LIM to a C-Corporation, including, but not limited to, amendment of any Option Agreement to impose additional restrictions necessary to satisfy any applicable law, including the requirements of any stock exchange upon which the stock may be listed.

(d) The Committee may, in its discretion, include such further provisions and limitations in any Option as it may deem equitable and in the best interests of the Company with respect to any event described in this Section 7.2.

7.3. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law of the U.S., the commonwealth of Puerto Rico or any other applicable jurisdiction to be withheld with respect to any payment or event under this Plan, including, but not limited to the issuance, vesting or exercise of any Option.

7.4. Effect of Plan Upon Compensation Plans. The adoption of tins Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Independent Directors, Employees or Consultants or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper business purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

7.5. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan, the award and delivery of Units pursuant to the Options, and the payment of money under this Plan or under the Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or New LIM, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company or New LIM, provide such assurances and representations to the Company or New LIM as the Company or New LIM may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and any Options awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7.6. Options Not Transferable. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.6 shall prevent transfers by will or by the applicable laws of descent and distribution. Any Eligible Representative who may exercise an Option pursuant to the death or disability of an Optionee shall be deemed an “Involuntary Transferee” for purposes of the Limited Partnership Agreement.

7.7. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

7.8. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the state of Delaware without regard to conflicts of laws thereof.

7.9. Severability. In the event any portion of this Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

7.10. Conformity to Section 409 A of the Code. To the extent that the Committee determines that any Option granted under this Plan is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this Plan and the Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of the Plan to the contrary, in the event that following the date hereof the Committee determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date hereof), the Committee may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of the penalty taxes under such Section.

*    *    *    *

I hereby certify that the foregoing Plan was duly adopted by the Board of the Company on June 20, 2008.

Executed on June 20, 2008

By:	/s/ John S. Fischer
John S. Fischer
General Counsel

2006 OPTION PLAN OF CARIBE MEDIA